EXHIBIT 21.01

INFORMATION REGARDING SUBSIDIARIES OF THE REGISTRANT

Name Under Which
NAME	Jurisdiction of Organization	Subsidiary Does Business

Delaware Equipment Holdings, LLC	Delaware	Delaware Equipment Holdings, LLC
Entercom Austin, LLC	Delaware	Entercom Austin, LLC
Entercom Austin License, LLC	Delaware	Entercom Austin License, LLC
Entercom Boston 1 Trust	Massachusetts	Entercom Boston, LLC
Entercom Boston License, LLC
Entercom Springfield, LLC
Entercom Springfield License, LLC
Entercom Boston, LLC	Delaware	Entercom Boston, LLC
Entercom Boston License, LLC	Delaware	Entercom Boston License, LLC
Entercom Buffalo, LLC	Delaware	Entercom Buffalo, LLC
Entercom Buffalo License, LLC	Delaware	Entercom Buffalo License, LLC
Entercom Capital, Inc.	Delaware	Entercom Capital, Inc.
Entercom Cincinnati, LLC	Delaware	Entercom Cincinnati, LLC
Entercom Cincinnati License, LLC	Delaware	Entercom Cincinnati License, LLC
Entercom Denver, LLC	Delaware	Entercom Denver, LLC
Entercom Denver License, LLC	Delaware	Entercom Denver License, LLC
Entercom Gainesville, LLC	Delaware	Entercom Gainesville, LLC
Entercom Gainesville License, LLC	Delaware	Entercom Gainesville License, LLC
Entercom Greensboro, LLC	Delaware	Entercom Greensboro, LLC
Entercom Greensboro License, LLC	Delaware	Entercom Greensboro License, LLC
Entercom Greenville, LLC	Delaware	Entercom Greenville, LLC
Entercom Greenville License, LLC	Delaware	Entercom Greenville License, LLC
Entercom Incorporated	Delaware	Entercom Incorporated
Entercom Indianapolis, LLC	Delaware	Entercom Indianapolis, LLC
Entercom Indianapolis License, LLC	Delaware	Entercom Indianapolis License, LLC
Entercom Kansas City, LLC	Delaware	Entercom Kansas City, LLC
Entercom Kansas City License, LLC	Delaware	Entercom Kansas City License, LLC
Entercom Madison, LLC	Delaware	Entercom Madison, LLC
Entercom Madison License, LLC	Delaware	Entercom Madison License, LLC
Entercom Memphis, LLC	Delaware	Entercom Memphis, LLC
Entercom Memphis License, LLC	Delaware	Entercom Memphis License, LLC
Entercom Milwaukee, LLC	Delaware	Entercom Milwaukee, LLC
Entercom Milwaukee License, LLC	Delaware	Entercom Milwaukee License, LLC
Entercom New Orleans, LLC	Delaware	Entercom New Orleans, LLC
Entercom New Orleans License, LLC	Delaware	Entercom New Orleans License, LLC
Entercom New York, Inc.	New York	Entercom Buffalo, LLC

Entercom Buffalo License, LLC
Entercom Rochester, LLC
Entercom Rochester License, LLC
Entercom Norfolk, LLC	Delaware	Entercom Norfolk, LLC
Entercom Norfolk License, LLC	Delaware	Entercom Norfolk License, LLC
Entercom Portland, LLC	Delaware	Entercom Portland, LLC
Entercom Portland License, LLC	Delaware	Entercom Portland License, LLC
Entercom Providence, LLC	Delaware	Entercom Providence, LLC
Entercom Providence License, LLC	Delaware	Entercom Providence License, LLC
Entercom Radio, LLC	Delaware	Entercom Radio, LLC
Entercom Rochester, LLC	Delaware	Entercom Rochester, LLC
Entercom Rochester License, LLC	Delaware	Entercom Rochester License, LLC
Entercom Sacramento, LLC	Delaware	Entercom Sacramento, LLC
Entercom Sacramento License, LLC	Delaware	Entercom Sacramento License, LLC
Entercom San Francisco, LLC	Delaware	Entercom San Francisco, LLC
Entercom San Francisco License, LLC	Delaware	Entercom San Francisco License, LLC
Entercom Seattle, LLC	Delaware	Entercom Seattle, LLC
Entercom Seattle License, LLC	Delaware	Entercom Seattle License, LLC
Entercom Springfield, LLC	Delaware	Entercom Springfield, LLC
Entercom Springfield License, LLC	Delaware	Entercom Springfield License, LLC
Entercom Wichita, LLC	Delaware	Entercom Wichita, LLC
Entercom Wichita License, LLC	Delaware	Entercom Wichita License, LLC
Entercom Wilkes-Barre Scranton, LLC	Delaware	Entercom Wilkes-Barre Scranton, LLC